EXHIBIT 10.41
                                 -------------

                                ESCROW AGREEMENT
                                ----------------

            ESCROW AGREEMENT (this "AGREEMENT"), dated as of November 16, 2001, by and among IVP Technology Corporation (the "COMPANY"), Brian MacDonald, a former shareholder of ITM ("Mr. MacDonald"), Peter Hamilton, a former shareholder of ITM ("Mr. Hamilton"), Kevin Birch, a former shareholder of ITM ("Mr. Birch") Sherry Bullock, a former shareholder of ITM (Ms. Bullock") and Gino Villella, a former shareholder of ITM ("Mr. Villella" and together with Mr. MacDonald, Mr. Hamilton, and Mr. Birch and Ms. Bullock, the "ITM Shareholders"), and Ruffa & Ruffa, P.C. (the "ESCROW AGENT").

                                    RECITALS
                                    --------

            A. The Company and the ITM Shareholders are party to an agreement dated September 17, 2001 (the "Stock Purchase Agreement"), pursuant to which the ITM Shareholders sold their shares of capital stock in International Technology Marketing Inc. ("ITM") to the Company and in consideration of the issuance of up to 50,000,000 shares of the Company's Common Stock (the "Shares"), all of which shares are to be held in escrow and released to the ITM Shareholders in accordance with the provisions of Section 2.01(a) of the Stock Purchase
Agreement. Capitalized terms that are used and not otherwise defined in this Agreement that are defined in the Stock Purchase Agreement shall have the meaning set forth in said agreement.

            B. The Escrow Agent is willing to act as escrow agent to hold and disburse the Shares pursuant to the terms of this Agreement.


            NOW, THEREFORE, IT IS AGREED:

            1.   DEPOSIT OF SHARES.
                 -----------------

                 a. Concurrently with the execution of this Agreement, the Company shall deposit with the Escrow Agent 50 million shares of the Company's Common Stock, representing the maximum number the shares of Common Stock that the ITM Shareholders may be entitled to receive under the terms of the Stock Purchase Agreement.

            2.   TERMS OF ESCROW.
                 ---------------

                 a. The Escrow Agent shall hold the Shares in escrow until the receipt by the Escrow Agent of instructions from the President of the Company and the Company's independent auditors as described in Section 3(a).

                 b. If the Escrow Agent, prior to delivering or causing to be delivered the Shares in accordance herewith, receives notice of objection, dispute, or other assertion in accordance with any of the provisions of this Agreement or the Stock Purchase Agreement, the Escrow Agent shall continue to


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hold the Shares  until  such time as the  Escrow  Agent  shall  receive  (i) the notices provided in Section 3 in form and substance satisfactory to the Escrow Agent, directing distribution of the Shares, or (ii) a certified copy of a judgment, order or decree of a court of competent jurisdiction, final beyond the right of appeal, directing the Escrow Agent to distribute the Shares to any party hereto or as such judgment, order or decree shall otherwise specify (including any such order directing the Escrow Agent to deposit the Shares into the court rendering such order, pending determination of any dispute between any of the parties). In addition, if, 30 after having received the objection to the disposition of Shares referenced above, the Escrow Agent not have received the items delineated in items (i) or (ii), above, the Escrow Agent shall have the right to deposit the Shares with a court of competent jurisdiction pursuant to
Section 1006 of the New York Civil Practice Law and Rules without liability to any party if said dispute is not resolved within 30 days of receipt of any such notice of objection, dispute or otherwise.

            3. RELEASE OF SHARES. At each such time as the Company has achieved a milestone delineated in Section 2.01(a)(i)-(v) of the Stock Purchase Agreement, the President of the Company shall provide the Escrow Agent with written notice (such a notice, a "Company Notice") that (i) indicates the particular section of the Stock Purchase Agreement upon which the ITM Shareholders are relying in connection with the release of the Shares in question, (ii) states that the Company has achieved cumulative revenues attributable to the sale of PowerAudit software required under said section since September 17, 2001, the date of the Stock Purchase Agreement (the "Effective Date") to warrant release of the Shares in question, and (iii) indicates where the certificates evidencing the Shares to be released from Escrow are to be delivered. The Company Notice shall be accompanied by an originally executed letter from the certified public accountants responsible for auditing the Company's books and records indicating that the milestone referenced in the Notice has been achieved (the "Auditor's Notice"). The Auditor's Notice shall be addressed to the Escrow Agent and shall set forth the amount of gross revenues attributable to the sale of PowerAudit software since the Effective Date

            4.   DUTIES AND OBLIGATIONS OF THE ESCROW AGENT.
                 ------------------------------------------

                 a. The parties hereto agree that the duties and obligations of the Escrow Agent are only such as are herein specifically provided and no other. The Escrow Agent's duties are as a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct.

                 b. The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

                 c. The Escrow Agent shall not be bound in any way by the terms of any other agreement to which the ITM Shareholder and the Company are parties, whether or not it has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the ITM Shareholders and the Company, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless


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the same shall be in writing and signed by the ITM Shareholders and the Company, and agreed to in writing by the Escrow Agent.

                 d. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, other than to keep safely, the Shares then held in escrow until it shall jointly be directed otherwise in writing by the ITM Shareholders and the Company or by a final judgment of a court of competent jurisdiction.

                 e. The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

                 f. The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Shares.

                 g. If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of the Shares, it may do so by giving five (5) days written notice to the parties of its intention and thereafter delivering the consideration to any other escrow agent mutually agreeable to the ITM Shareholders and the independent members of the Board of Directors of the Company, if any, and, if no such escrow agent shall be selected within three days of the Escrow Agent's notification to the ITM Shareholders and the Company of its desire to so relinquish custody of the Shares, then the Escrow Agent may do so by delivering the Shares it then holds (a) to any bank or trust company in the Borough of Manhattan, City and State of New York, which is willing to act as escrow agent thereunder in place and instead of the Escrow Agent, or (b) to the clerk or other proper officer of a court of competent jurisdiction as may be permitted by law within the State, County and City of New York. The fee of any such bank or trust company or court officer shall be borne by the Company. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Shares and the Company shall promptly pay to the Escrow Agent all monies which may be owed it for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses pursuant to paragraph (i) below.

                 h. This Agreement shall not create any fiduciary duty on the Escrow Agent's part to ITM Shareholders or the Company, nor disqualify the Escrow Agent from acting on behalf of the Company, including any dispute with respect to the Shares.

                 i. The reasonable out-of-pocket expenses paid or incurred by the Escrow Agent in the administration of its duties hereunder, including, but


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not  limited to, all counsel  and  advisors'  and agents'  fees and all taxes or other governmental charges, if any, shall be paid by the Company.

            5. INDEMNIFICATION. The ITM Shareholders and the Company, jointly and severally, hereby indemnify and hold the Escrow Agent, its employees, partners, members and representatives harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred, directly or indirectly, by the Escrow Agent and/or any such person, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, including, but not limited to, all legal costs and expenses of the Escrow Agent and any such person incurred defending itself against any claim or liability in connection with its performance hereunder and the costs of recovery of amounts pursuant to this Section 5.

            6. FEES. In consideration for serving as the escrow agent, the Company shall pay to the Escrow Agent a fee equal to $2,500 per annum. Payment of the first year's fees shall be made within 120 days of the date hereof and payment for each subsequent year's fees shall be made on the anniversary date of this Escrow Agreement.

            7.   MISCELLANEOUS.
                 -------------

                 a. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof,
(iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

      If to the Company:             IVP Technology Corporation
                                     Suite 401
                                     2275 Lakeshore Boulevard
                                     Toronto, Ontario M8V 3Y3_Canada
                                     Facsimile No.:  (416) 252-4578
                                     Attn:  President

      With copies to:                Ruffa & Ruffa, P.C.
                                     150 East 58th Street
                                     New York, NY  10155
                                     Facsimile No.: (212) 759-7696
                                     Attn:  William P. Ruffa, Esq.

      If to the ITM Shareholders


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or at such other address as any of the parties to this Agreement may hereafter designate in the manner set forth above to the others.

                 b. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                 c. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                 d. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.




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                             SIGNATURE PAGE FOLLOWS]


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                 IN WITNESS WHEREOF,  THE PARTIES HERETO HAVE CAUSED THIS ESCROW
AGREEMENT TO BE SIGNED THE DAY AND YEAR FIRST ABOVE WRITTEN.

                                    IVP TECHNOLOGY CORPORATION

[Seal]                              By: ___________________________
                                            Title:
Attest:
_________________________
Title:

                                ITM SHAREHOLDERS:


_________________________                       __________________________
Brian MacDonald                                 Peter Hamilton

_________________________                       ___________________________
Kevin Birch                                           Sherry Bullock

_________________________
Gino Villella



                               RUFFA & RUFFA, P.C.

                               By:_______________________
                                    William P. Ruffa